EXHIBIT 5.1

Direct: 414-287-9222

pmurphy@gklaw.com

April 6, 2018

Nicolet Bankshares, Inc.

110 North Washington Street

Green Bay, Wisconsin 54301

RE:	Registration Statement on Form S-3 to be Filed by Nicolet Bankshares, Inc.

Ladies and Gentlemen:

We have acted as Wisconsin counsel to Nicolet Bankshares, Inc., a Wisconsin corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock, no par value (the “Preferred Stock”); (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (iv) rights evidencing the right to purchase Common Stock or Preferred Stock (the “Rights”). The Common Stock, Preferred Stock, Warrants and Rights are collectively referred to herein as the “Securities.” The proposed maximum aggregate public offering price of the Securities to be sold by the Company is $100,000,000 on terms as set forth in the Prospectus and any Prospectus Supplement.

The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements.

The Warrants may be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein (each, a “Warrant Agent”). The Rights may be issued from time to time under one or more rights agreements (each, a “Rights Agreement”) by and between the Company and a financial institution identified therein (each, a “Rights Agent”).

In our capacity as Wisconsin counsel to the Company, we have examined originals or copies of such agreements, instruments and documents and have received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

April 6, 2018

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Common Stock in accordance with the Company’s amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) and bylaws (the “Bylaws”) and the Wisconsin Business Corporation Law (the “WBCL”), which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Common Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Common Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

2. Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, the Bylaws and the WBCL, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Preferred Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (ii) articles of amendment to the Articles of Incorporation establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered shall have been duly filed with the Wisconsin Department of Financial Institutions; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

3. The Warrants of each series thereof will be duly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the Warrant Agent or Agents thereunder; (ii) the Board of Directors (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, Bylaws and the WBCL, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (iii) any and all actions required under the Articles of Incorporation, Bylaws, WBCL and other applicable law to validly issue the Common Stock or Preferred Stock issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

April 6, 2018

4. The Rights will be duly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) a Rights Agreement relating to such Rights shall have been duly authorized, executed and delivered by the Company and the Rights Agent or Agents thereunder; (ii) the Board of Directors (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Rights and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, Bylaws and the WBCL, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Rights are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (iii) any and all actions required under the Articles of Incorporation, Bylaws, WBCL and other applicable law to validly issue the Common Stock or Preferred Stock issuable upon exercise of the Rights shall have been taken; and (iv) such Rights shall have been duly executed and authenticated or countersigned as provided in the Rights Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement

The foregoing opinion is limited to the laws of the United States and the State of Wisconsin, each as in effect as of the date the Registration Statement is declared effective by the SEC (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinion is given as of the Effective Date, and we undertake no obligation to advise you of any changes in applicable laws after the Effective Date or of any facts that might change the opinion expressed herein that we may become aware of after the Effective Date. Our opinion is also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought. We express no opinion concerning the enforceability of: (a) provisions providing for indemnification, exculpation or contribution; (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (c) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty; (d) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; or (g) compliance with laws relating to permissible interest rates.

April 6, 2018

The foregoing opinion assumes that at, or prior to, the time of delivery of any such Security: (i) the Registration Statement will continue to be effective; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the SEC and any required exhibits shall have been timely filed with the SEC in an amendment to the Registration Statement; and (iii) none of the terms of any Security to be established subsequent to the Effective Date, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, from the Effective Date to the date of the issuance and delivery of any such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.

Very truly yours,

/s/ Godfrey & Kahn, S.C.
Godfrey & Kahn, S.C.